UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment 2 to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rx STAFFING, INC.
(Name of small business issuer in its charter)

Nevada	7363	20-1977020
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1718 Fawn Court NW Gig Harbor, Washington 98332 (253) 720-0022 (Address and telephone number of principal executive offices)
1718 Fawn Court NW Gig Harbor, Washington 98332 (253) 720-0022 (Address of principal place of business or intended principal place of business)
Savoy Financial Group, Inc. 6767 W Tropicana Ave, Suite 207 Las Vegas NV 89103 (702)248-1027 (Name, address and telephone number of agent for service)
Copies to: Wendy E. Miller, Esq. 2549B Eastbluff Dr. #437 Newport Beach, CA 92660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

[   ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
[   ]  _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

[   ]  _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$100,000.00	$0.05	$100,000.00	$11.77

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Rx STAFFING, INC.

2,000,000 Shares of Common Stock

$0.05 per Share

Rx Staffing, Inc. is offering on a best-efforts basis a minimum of 500,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.05 cents per share.  The shares are intended to be sold directly through the efforts of Shaun Jones, the sole officer, director and employee of Rx Staffing.  The intended methods of communication include, without limitation, telephone and personal contact.  For more information, see "Plan of Distribution" on page 11.'

The proceeds from the sale of the shares in this offering will be payable to William F. Doran Trust Account fbo Rx Staffing.  All subscription funds will be held in the Escrow Account pending the achievement of the minimum offering and no funds shall be released to Rx Staffing, Inc. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  See "Plan of Distribution."

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) ninety days from the date of this prospectus.  We will not extend the offering period beyond 90 days from the effective date of the prospectus.

Prior to this offering, there has been no public market for Rx Staffing, Inc.'s common stock.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See "Risk Factors" starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 11)	Proceeds to the Company
Per Share	1	$0.05	$0.00	$0.05
Total Minimum	500,000	$25,000.00	$0.00	$25,000.00
Total Maximum	2,000,000	$100,000.00	$0.00	$100,000.00

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Rx Staffing, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is August 29, 2005

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

Rx Staffing, Inc. ("RSI" or the "Company") was incorporated in the State of Nevada on December 6, 2004.  RSI is a development stage company that plans to become a temporary personnel agency.  The company's goal is to provide temporary medical staffing services to institutions, occupational and alternate site healthcare organizations to meet supplemental staffing needs.

We are a development stage company that has not commenced our planned principal operations and has no significant assets.  Our operations to date have been devoted primarily to startup and development activities, which include the following:

1.

Formation of the Company;

2.

Obtaining capital through sales of our common stock;

3.

Establishing our presence on the Internet at www.rxstaffing.net; and

4.

Entering into affiliate relationships with vendors.

Since our inception on December 6, 2004 to June 30, 2005, we have not generated any revenues and have incurred expenses in the amount of $3,755.  In the event we raise at least the minimum of $25,000 sought in this offering, we expect to be able to continue our business for at least the next 12 months.  It is hoped that we will begin to generate revenues within the first nine months after raising the minimum offering proceeds.  In the event we do not raise this minimum amount, we will not be able to continue pursuit of our business.  In light of this, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.

We currently have one officer and director, who also acts as our sole employee.  This individual works for us on a part-time basis.

As of the date of this prospectus, RSI has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

RSI's administrative office is located at 1718 Fawn Court NW, Gig Harbor, Washington 98332, telephone (253) 720-0022.

RSI's fiscal year end is December 31.

The Offering

Rx Staffing, Inc. is offering on a self-underwritten basis a minimum of 500,000 and a maximum of 2,000,000 shares of the common stock at a price of $0.05 cents per share.  The proceeds from the sale of the shares in this offering will be payable to "William F. Doran Trust Account fbo Rx Staffing" and will be deposited in a non-interest bearing bank account until the minimum offering proceeds are raised.  All subscription agreements and checks are irrevocable and should be delivered to William F. Doran, Attorney at Law.  Failure to do so will result in checks being returned to the investor who submitted the check.

All subscription funds will be held in escrow pending the achievement of the minimum offering and no funds shall be released to RSI until such a time as the minimum proceeds are raised (see "Plan of Distribution").  Any additional proceeds received after the minimum offering is achieved will be immediately released to us.  The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) 90 days from the date of this prospectus.  If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  RSI will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Rx Staffing, Inc. will apply the proceeds from the offering to pay for computer hardware & software, website development & maintenance, marketing, office furniture, salaries (if any), office supplies, and general working capital.

RSI's Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 6 and "Dilution" on page 11 before making an investment in our stock.

Summary Financial Information

The summary financial data are derived from the historical financial statements of RSI.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

June 30,
2005
Assets
Cash and equivalents	$6,245
Total current assets	6,245
$6,245

Liabilities and Stockholders' Equity
Current liabilities	-
Total current liabilities	$-

Stockholders' equity:
Common stock	10,000
Deficit accumulated during development stage	(3,755)
Total stockholders' Equity	6,245
Total Liabilities And Stockholders' Equity	$6,245

Statements of Operations Data

		Cumulative Totals
	For the six	December 6, 2004
	months ended	(Inception)
	June 30, 2005	through June 30, 2005

Revenue	$-	$-

Operating Expenses
Professional fees	2,702	2,702
Outside services	879	879
General and administrative expenses	174	174
Total Operating Expenses	3,755	3,755

Net Loss	$(3,755)	$(3,755)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Our sole officer and director works for us on a part-time basis and has no experience managing a public company.  As a result, we may be unable to sell the shares in this offering, develop our business and manage our public reporting requirements.

Our operations depend on the efforts of Shaun Jones, our sole officer, director and employee.  Mr. Jones has no experience related to public company management, nor as a principal accounting officer.  Because of this, Mr. Jones may be unable to offer and sell the shares in this offering, develop our business and manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacle.

Mr. Jones is involved in other business opportunities and may face a conflict in selecting between RSI and his other business interests.  Namely, Mr. Jones is currently employed by Harrison Memorial Hospital.  In the future, Mr. Jones may also become involved in other business opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Jones to other pursuits without a sufficient warning we may, consequently, go out of business.

Purchasers in this offering will have limited control over decision-making because Shaun Jones, our sole officer, director, employee and shareholder controls all of our issued and outstanding common stock.

Shaun Jones, our sole director, executive officer and employee beneficially owns 100% of the outstanding common stock.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Assuming the minimum amount of shares of this offering is sold Mr. Jones would retain 95% ownership in our common stock.  In the event the maximum offering is attained, Mr. Jones will continue to own 83% of our outstanding common stock.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Investors may lose their entire investment if we fail to implement our business plan.

As a development-stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  We were formed on December 6, 2004.  We have no demonstrable operations record, on which you can evaluate our business and prospects.  We have yet to commence planned operations.  As of the date of this prospectus, we have had only limited start-up operations and generated no revenues.  We cannot guarantee that we will be successful in accomplishing our objectives.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

We may be unable to generate sales without sales, marketing or distribution capabilities.

We have not commenced our planned operations and do not have any sales, marketing or distribution capabilities.   We cannot guarantee that we will be able to develop a sales and marketing plan or to develop an effective chain of distribution.   In the event we are unable to successfully implement these objectives, we may be unable to generate sales and operate as a going concern.

RSI may not be able to attain profitability without additional funding, which may be unavailable.

'Rx Staffing Inc. has limited capital resources.   In the event we raise at least the minimum of $25,000 sought in this offering, we expect to be able to continue our business for at least the next 12 months.   It is hoped that we will begin to generate revenues within the first nine months after raising the minimum offering proceeds.   Unless RSI begins to generate sufficient revenues to finance operations as a going concern, RSI may experience liquidity and solvency problems.   In the event we do not raise this minimum amount, however, we will not be able to continue pursuit of our business.   No alternative sources of funds are available to us in the event RSI does not have adequate proceeds from this offering.   However, RSI believes that the net proceeds of the minimum offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.'

Because of competitive pressures from competitors with more resources, RSI may fail to implement its business model profitably.

Rx Staffing, Inc. is entering a highly competitive market segment.   Our expected competitors include larger and more established companies.   To the best of our management's knowledge, some of our competitors in the temporary healthcare staffing sector include AMN Healthcare Services, Inc., Cross Country, Inc., Medical Staffing Network, Inc. and RehabCare Group, Inc.   In the State of Washington, we expect to compete with Axis Medical Staffing and Hospital Jobs Online.   In addition, traditional staffing companies such as Adeco and Monster.com provide temporary staffing opportunities for medical professionals.   Generally, RSI's actual and potential competitors have longer operating histories, significantly greater financial and marketing resources, as well as greater name recognition.   Therefore, many of these competitors may be able to devote greater resources than RSI to attracting a larger base of healthcare employers and professionals.   There can be no assurance that RSI's current or potential competitors will not develop services comparable or superior to those to be offered by us.   Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect RSI's business, results of operation and financial condition.

If we are unable to attract qualified nurses or healthcare professionals, we may be unable to execute our planned operations.

We will be significantly reliant upon our ability to attract and retain healthcare professionals who possess the skills, experience and licenses necessary to meet the requirements of hospitals and healthcare facilities.  We compete for healthcare staffing personnel with other temporary healthcare staffing companies and with hospitals and healthcare facilities.  We must establish and continually expand a temporary healthcare professional network to keep pace with the needs of hospitals and healthcare facilities.  Currently, there is a shortage of qualified nurses in most areas of the United States, competition for nursing personnel is increasing and salaries and benefits have risen.  We may be unable to recruit and maintain a sufficient core of temporary healthcare professionals, decreasing the potential for growth of our business.  Without such individuals, we will be unable to execute our business plan.

Our business will suffer if we are unable to secure and fill orders from hospitals and healthcare facilities.

We do not have long-term agreements or exclusive guaranteed order contracts with any hospital and healthcare facility clients.  The success of our business depends upon our ability to continually secure new orders from hospitals and other healthcare facilities and to fill those orders with temporary healthcare professionals.  If we fail to maintain positive relationships with hospital and healthcare facility clients, we may be unable to generate new temporary healthcare professional orders and our business may be adversely affected.

Healthcare reform could negatively impact our business opportunities, revenues and margins.

The U.S. government has undertaken efforts to control increasing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and drug companies.  In the recent past, the U.S. Congress has considered several comprehensive healthcare reform proposals.  The proposals were generally intended to expand healthcare coverage for the uninsured and reduce the growth of total healthcare expenditures.  While the U.S. Congress did not adopt any comprehensive reform proposals, members of Congress may raise similar proposals in the future.  If any of these proposals are approved, hospitals and other healthcare facilities may react by spending less on healthcare staffing, including nurses.  If this were to occur, we would have fewer business opportunities, which could negatively impact our business.

Additionally, third party payors increasingly challenge the prices charged for medical care.  Failure by hospitals and other healthcare facilities to obtain full reimbursement from those third party payors could reduce the demand or the price paid for our staffing services.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The healthcare industry is subject to extensive and complex federal and state laws and regulations related to professional licensure, conduct of operations, payment for services and payment for referrals.  If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions or cease and desist orders.

We may be legally liable for damages resulting from hospital and healthcare facility mistreatment of our healthcare personnel.

Because we are in the business of placing temporary healthcare professionals in the workplaces of other companies, we are subject to possible claims by temporary healthcare professionals alleging discrimination, sexual harassment, negligence and other similar activities by hospital and healthcare facility clients.  The cost of defending such claims, even if groundless, could be substantial and the associated negative publicity could adversely affect our ability to attract and retain qualified healthcare professionals in the future.

Significant legal actions could subject us to substantial uninsured liabilities and force us out of business.

In recent years, healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories.   Many of these actions involve large claims and significant defense costs.   In addition, we may become subject to claims related to torts or crimes committed by the temporary healthcare professionals we seek to employ.   A failure of any of the healthcare professionals we may employ to observe applicable federal, state or local laws, rules and regulations could result in negative publicity, payment of fines or other damages.   We currently do not carry professional liability insurance to mitigate these risks.   If we are unable to obtain and maintain adequate insurance coverage at a reasonable cost, or if potential insurers deny coverage, we may be exposed to substantial liabilities that could force us out of business.

Fluctuations in patient occupancy at hospitals and healthcare facilities may adversely affect the demand for our services and therefore the profitability of our business.

Demand for our temporary healthcare staffing services is significantly affected by the general level of patient occupancy at hospital and healthcare facilities.  When occupancy increases, hospitals and other healthcare facilities often add temporary employees before full-time employees are hired.  As occupancy decreases, hospitals and other healthcare facilities typically reduce their use of temporary employees before undertaking layoffs of their regular employees.  In addition, we may experience more competitive pricing pressure during periods of occupancy downturn.  Occupancy at hospitals and healthcare facilities also fluctuates due to the seasonality of some elective procedures.  Such fluctuations in patient occupancy may adversely affect our revenues and earnings.

RSI may lose its top management without employment agreements.

The operations of Rx Staffing, Inc. depend substantially on the skills and experience of Shaun Jones, the sole director and officer of the Company.  We have no other full- or part-time employees besides Mr. Jones.  Furthermore, we do not maintain key man life insurance on this individual.  Without an employment contract, RSI may lose our sole officer and director to other pursuits without a sufficient warning and, consequently, go out of business.

The sole officer and director of RSI is involved in other business activities.   Namely, Mr. Jones is currently employed by Harrison Memorial Hospital and is a temporary agent of HRN Medical Staffing Agency.   In the future, Mr. Jones may also become involved in other business opportunities.  If a specific business opportunity becomes available, such person may face a conflict in selecting between RSI and his other business interests.   RSI has not formulated a policy for the resolution of such conflicts.

Certain Nevada corporation law provisions could prevent a potential takeover, which could adversely affect the market price of our common stock.

We are incorporated in the State of Nevada.   Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.   Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us.   Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  All of our issued and outstanding common stock is currently held by Mr. Shaun Jones, our sole officer, director and employee.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.   Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).   The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.   The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.   These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution

Our sole shareholder, Shaun Jones, who also serves as our sole officer, director and employee, acquired 10,000,000 shares of our common stock at a price per share of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will pay a price per share that substantially exceeds the value of our assets after subtracting liabilities and will experience an immediate and substantial "dilution."   Investors in the offering will contribute 71% (assuming the minimum amount of proceeds is realized from this offering) or 91% (assuming the maximum amount of shares offered are sold) of the total amount of investment in the company but will own only 5% or 17% of the shares issued and outstanding assuming a minimum or maximum offering, respectively.   Therefore, the investors in this offering will bear a substantial portion of the risk of loss.   Additional sales of our common stock in the future could result in further dilution.   Please refer to "Dilution" on page 10.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 10,000,000 shares of common stock, are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  We currently have one shareholder who owns all of the 10,000,000 restricted shares or 100% of the aggregate shares of common stock for which the one year holding period has expired.  Thus, sales of shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

Without realizing the minimum offering proceeds, Rx Staffing, Inc. will not be able to commence planned operations and implement its business plan.  The table below lists intended uses of proceeds indicating the amount to be used for each purpose and the priority of each purpose, if all of the securities are not sold.  The timing of the use of proceeds will be in RSI's sole discretion.

RSI plans to use the proceeds as follows:

	Minimum		50% of Maximum		75% of Maximum		Maximum
	$	%	$	%	$	%	$	%
Edgar Conversion Fees	1,500	6.00%	1,500	3.00%	1,500	2.00%	1,500	1.50%
Transfer Agent Fees	900	3.60%	900	1.80%	900	1.20%	900.90%
Legal & Accounting Fees	650	2.60%	650	1.30%	650.87%		650.65%
Offering Expenses (1)	3,050	12.20%	3,050	6.10%	3,050	4.07%	3,050	3.05%
Net Proceeds from Offering	21,950	87.80%	46,950	93.90%	71,950	95.93%	96,950	96.95%

Use of Net Proceeds
Computer Hardware & Software	4,000	16.00%	8,000	16.00%	10,000	13.33%	14,000	14.00%
Website Development & Maintenance	6,000	24.00%	11,000	22.00%	14,000	18.67%	18,000	18.00%
Marketing and Advertising	3,000	12.00%	6,000	12.00%	9,000	12.00%	12,000	12.00%
General Working Capital2	5,000	20.00%	14,000	28.00%	24,000	32.00%	32,000	32.00%
Office Equipment & Supplies	1,000	4.00%	2,000	4.00%	4,000	5.33%	6,000	6.00%
Accounting and Legal	2,950	11.80%	5,950	11.90%	10,950	14.60%	14,950	14.95%

Total Use of Net Proceeds	21,950	87.80%	46,950	93.90%	71,950	95.93%	96,950	96.95%

Total Use of Proceeds	25,000	100.00%	50,000	100.00%	75,000	100.00%	100,000	100.00%

1. The offering expenses are fixed and will not vary depending on the proceeds raised in the offering.

2  The category of General Working Capital may include printing costs, postage, telephone services, overnight services  and other operating expenses.

Determination of Offering Price

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Rx Staffing, Inc.'s assets, book value, historical earnings or net worth.  In determining the offering price, RSI considered such factors as the prospects, if any, for similar companies, RSI's anticipated results of operations, the present financial resources of RSI's and the likelihood of acceptance of this offering.

Dilution

"Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting the total liabilities of Rx Staffing, Inc. from total assets.  In this offering, the level of dilution is substantial as a result of the low book value of RSI's issued and outstanding stock.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, the net book value of RSI will be $110,000 or $0.0092 per share.  Therefore, the purchasers of the common stock in this offering will suffer an immediate and substantial dilution of approximately $0.0408 per share while the present stockholders of RSI will receive an immediate and substantial increase of $0.0082 per share in the net tangible book value of the shares they hold.  This will result in an 81.67% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the shares in this offering:

	Assuming the sale by RSI of:
	Minimum Offering	Maximum Offering
Offering price per share	$0.05	$0.05
Net tangible book value per share per share before offering	$0.0001	$0.000
Increase attributable to existing shareholders	$0.0019	$0.0082
Net tangible book value per share per share after offering	$0.0029	$0.0091
Per share dilution	$0.0471	$0.0408
Dilution %	94.23%	81.67%

Plan of Distribution

This offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Shaun Jones, the sole officer, director and employee of the Company.  Potential investors include family, friends and acquaintances of Mr. Jones.  The intended methods of communication include, without limitation, telephone and personal contact.  In his endeavors to sell this offering, Mr. Jones does not intend to use any mass advertising methods such as the Internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into our escrow account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Jones will not receive commissions for any sales he originates on our behalf.  We believe that Shaun Jones is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, Mr. Jones:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of their participation; and

2.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our sole officer and director may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, RSI has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if RSI were to enter into such arrangements, RSI will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which RSI has complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this prospectus, RSI has not identified the specific states, where the offering will be sold.  RSI will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to William F. Doran Trust Account fbo Rx Staffing ("Escrow Account").  All subscription agreements and checks should be delivered to William F. Doran.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Escrow Account pending achievement of the minimum offering and no funds shall be released to RSI until such a time as the minimum proceeds are raised.  The escrow agent will continue to receive funds and perform additional disbursements until either the maximum offering is achieved or a period of 90 days from the effective date of this offering expires, whichever event happens first.  Thereafter this agreement shall terminate.  If the minimum offering is not achieved within 90 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The fee of the Escrow Agent is $500.00.  (See Exhibit 99(a).)

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to William Doran, Attorney at Law, 1717 E. Bell Road, Suite 1, Phoenix, AZ 85022.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.  An investors' failure to pay the full subscription amount will entitle RSI to disregard the investors' subscription.  All subscription agreements and checks are irrevocable.  We reserve the right to either accept or reject any subscription.  Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

Legal Proceedings

Our sole officer, director and employee has not been convicted in a criminal proceeding, exclusive of traffic violations.

Our sole officer, director and employee has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer, director and employee has not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.   Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.   The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our sole executive officer, who also acts as our only director of RSI as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Shaun Jones (2)	38	President, CEO and Director	December 2004 - December 2005

Notes:

1.

Our sole director will hold office until the next annual meeting of the stockholders, which shall be held in December of 2005, and until successors have been elected and qualified.  Our sole officer was appointed by our sole director and will hold office until he resigns or is removed from office.

2.

Mr. Shaun Jones has obligations to entities other than RSI.  We expect Mr. Jones to spend approximately 10-20 hours per week on our business affairs.  At the date of this prospectus, RSI is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Shaun Jones: Mr. Jones graduated from Spokane Community College in 1987.  He is a registered respiratory therapist, with experience in Critical Care and Pulmonary Rehabilitation.  He regularly attends classes at various area colleges and universities to maintain his certified status.  Although he has no specific experience related to forming and starting a health care related business, Mr. Jones has been and is currently employed at Harrison Memorial Hospital in Bremerton, Washington, where he has been on staff for the past 18 years, since 1987.  He is the lead respiratory therapist, and as such is responsible for various operations, such as overseeing the respiratory therapy staff, assigning workloads, performing annual employee evaluations, writing policy and procedure manuals and scheduling.  From 2002 to May 2005, Mr. Jones offered his expertise on a temporary staffing basis to HRN Medical Staffing Agency, an executive healthcare recruiting firm.  As a temporary employee, Mr. Jones was contracted from HRN Medical Staffing Agency to hospitals and other healthcare providers.  Through HRN Medical Staffing, Mr. Jones specialized in critically ill patients on life support equipment in various hospitals throughout the Puget Sound area of Washington State.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Rx Staffing Inc.'s common stock by all persons known by RSI to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to RSI's knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Shaun Jones, President, Secretary/Treasurer and CEO	10,000,000	100%	83.33%

	All Directors and Officers as a group (1 person)	10,000,000	100%	83.33%

Notes:

1.

The address for Shaun Jones is 1718 Fawn Ct. NW, Gig Harbor, Washington 98332.

2.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.

Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock) by RSI.  The aggregate amount of shares to be issued and outstanding assuming a maximum offering is 12,000,000.

Description of Securities

Rx Staffing, Inc.'s authorized capital stock consists of 100,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of RSI's common stock:

1.

Have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by RSI's Board of Directors;

2.

Are entitled to share ratably in all of RSI's assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of RSI's affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Non-Cumulative Voting

Holders of shares of Rx Staffing, Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of RSI's directors.

Cash Dividends

As of the date of this prospectus, Rx Staffing, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of RSI's board of directors and will depend upon RSI's earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of RSI not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in RSI's business operations.

Reports

After this offering, Rx Staffing, Inc will furnish its shareholders with annual financial reports certified by RSI's independent accountants, and may, in RSI's discretion, furnish unaudited quarterly financial reports.

Interest of Named Experts and Counsel

None.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Rx Staffing, Inc.'s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 "Indemnification of Directors and Officers," on page 45.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

Rx Staffing, Inc. was incorporated in Nevada on December 6, 2004.  Shaun Jones serves as the President, Secretary, Treasurer and sole member of the Board of Directors.

Please see "Recent Sales of Unregistered Securities" on page 45 for our capitalization history.

Description of Business

Business Development and Summary

Rx Staffing, Inc. was incorporated in the State of Nevada on December 6, 2004.  RSI is a development stage company that plans to provide temporary staffing services to healthcare organizations.  The primary market for RSI's services will be the State of Washington because the company's headquarters is located in that State.

'

RSI has yet to commence planned operations.  As of the date of this prospectus, RSI has had only limited start-up operations and generated no revenues.  Our operations to date have been devoted primarily to startup and development activities, which include the following:

            1.        Formation of the Company;

            2.        Obtaining capital through sales of our common stock;

            3.        Establishing our presence on the Internet at www.rxstaffing.net; and

            4.        Entering into affiliate relationships with vendors.

RSI has no intention to engage in a merger or acquisition with an unidentified company.

RSI's administrative office is located at 1718 Fawn Ct. NW, Gig Harbor, WA 98332, telephone (253) 720-0022.

RSI's fiscal year end is December 31.

Business of Issuer

Principal Services and Principal Markets

Rx Staffing intends to provide personnel staffing services to institutions, occupational and alternative site healthcare organizations.  These organizations consist of three general groups that our management plans to target:

1.

Hospitals and teaching facilities,

2.

Clinics and nursing homes and

3.

Organizations, such as corporations or schools.

We intend to establish relationships with licensed healthcare professionals to meet the supplemental staffing needs of healthcare providers.  We seek to attract nurses, specialty technicians and physicians that prefer the flexibility of assignment-based employment, as opposed to long-term contractual obligations.  Our goal is to provide professionals with the flexibility to balance their professional schedules with their other responsibilities and interests.

Our potential clients use temporary healthcare professionals to maximize scheduling flexibility, monitor and control labor costs and offset staffing fluctuations.  Rx Staffing intends to provide potential clients with an employment service that can supply licensed and certified healthcare professionals.  In the past, hospitals and other healthcare providers relied on full-time employees working double-shifts and overtime to fulfill staffing needs during peak patient census times.  This led to expanded labor costs and an increased number of mistakes by caregivers because of fatigue.  In response to that, healthcare providers started to turn to temporary professional help.

Rx Staffing believes it is important that temporary healthcare professionals posses the levels of training and skills that will enable them to rapidly assimilate themselves to a healthcare provider's needs.  We plan to ensure the medical professionals we represent are thoroughly screened, credentialed and drug tested.  All of per diem professionals will be required to have a minimum of one year of work experience and the successful completion of written tests specific to the area of specialty.  We also intend to perform background and work reference checks to confirm the validity of the applicants' professional licenses and to screen applicants for any criminal activity and drug abuse.  We then plan to be able to provide potential clients with profiles of possible candidates that outline the educational background, work experience, skill levels and all licenses and certifications they hold, including expiration dates.

Distribution Methods of the Services

Rx Staffing will offer its services to any healthcare provider in the State of Washington.  While we have no methods of distribution in place, we believe we will need to focus on the following activities:

1.

Recruitment - Our ability to recruit and retain a pool of talented, motivated and credentialed healthcare professionals is critical to our success.  We plan to recruit professionals through a variety of sources, including advertising in local media, solicitations on web sites and direct mail, as well as referrals obtained directly from clients and other caregivers.

2.

Placement and Monitoring - Our sole officer and director believes that we must establish and maintain relationships with purchasing managers, administrators or chief nursing officers.  We believe that alliances with healthcare institutions will provide us greater opportunities to place temporary personnel in their facilities.  We plan to attract clients through appearances at trade shows, use of Internet marketing and personal contact with decision-makers at each healthcare organization.

3.

Establish a website - In our first six months after commencing our planed principal operations, we will seek to develop a website to market our company and products.  We believe that using the Internet for marketing and sales is an important tool to generate brand awareness.  We have registered a domain and are in the process of developing a website at www.rxstaffing.net to offer information about our company and the services we plan to provide.

Industry Background and Competition

''

For many years, hospitals and other healthcare providers relied on full-time employees working double shifts and overtime to fulfill staffing needs in peak patient census times.  This led to expanded costs and an increased number of mistakes by caregivers because of fatigue.  In response to that, healthcare providers started to turn to temporary professional help.  We believe that the following factors will continue to drive the growth of the temporary healthcare staffing industry:

1.

An increased utilization of healthcare services resulting from aging of baby boomers and the advent of new technologies that require additional nurses and specialized technicians.

2.

The intensifying nursing shortage has created an increased need for medical staffing services.  The nursing population has contracted as fewer individuals have chosen to become nurses and many registered nurses have chosen less demanding positions.

3.

Healthcare providers have encountered reductions in reimbursement rates and other pressures to manage costs.  As a result, they have increasingly relied on temporary medical staffing as a means to contain labor costs, which is typically the largest component of a facility's cost structure.  Temporary staffing allows healthcare facilities to smooth staffing levels as patient levels fluctuate.

We compete with both national firms and local and regional firms for a limited pool of health care professionals and to attract hospital and healthcare facility clients.  We compete for per diem professionals on the basis of the quantity, diversity and quality of assignments available, as well as compensation.  We compete for hospital and healthcare facility clients on the basis of the quality of our temporary healthcare professionals, the timely availability of our professionals with the requisite skills, price and geographic reach of our services.  To the best of our management's knowledge, some of our competitors in the temporary healthcare staffing sector include AMN Healthcare Services, Inc., Cross Country, Inc., Medical Staffing Network, Inc. and RehabCare Group, Inc.  In the State of Washington, we expect to compete with Axis Medical Staffing and Hospital Jobs Online.  In addition, traditional staffing companies such as Adeco and Monster.com provide temporary staffing opportunities for medical professionals.

Competition for hospital and healthcare facility clients and temporary healthcare professionals may increase in the future and, as a result, we may not be able to remain competitive.  To the extent competitors seek to gain or retain market share by reducing prices or increasing marketing expenditures, we could lose revenues or hospital and healthcare facility clients and our margins could decline, which could seriously harm our operating results and cause the price of our stock to decline.  In addition, the development of alternative recruitment channels could lead our hospital and healthcare facility clients to bypass our services, which would also cause our revenues and margins to decline.

We are a small, start-up company that has not generated any revenues and lacks a base of both clients and healthcare professionals.  All of our competitors have longer operating histories, longer client relationships and greater financial, management, technology, sales, marketing and other resources than we do.  More established firms have a greater supply of available professionals, substantial word-of-mouth referrals and established brand names, enabling them to attract a consistent flow of new applicants.

Need for Government Approval of Principal Services

The healthcare professionals we plan to represent will be required to be adequately licensed and certified under applicable state laws.  While we plan to take reasonable steps to ensure the validity and adequacy of licenses and certifications held by each individual, such licensure and certification will not be the sole responsibility of RSI.

Effect of existing or probable governmental regulations on the business

The healthcare industry is subject to extensive and complex federal and state laws and regulations relating to professional licensure, conduct of operations, payment for services and payment for referrals.  The extensive and complex laws that apply to our potential hospital and healthcare facility clients, including laws related to Medicare, Medicaid and other federal and state healthcare programs, could indirectly affect the demand or the prices paid for our services.  For example, hospital and healthcare facility clients could suffer civil and/or criminal penalties and/or be excluded from participating in Medicare, Medicaid and other healthcare programs if they fail to comply with the laws and regulations applicable to their businesses.

Our business, however, is not directly impacted by or subject to the laws and regulations that generally govern the healthcare industry because we provide services on a contract basis and are paid directly by our hospital and other healthcare facility clients.

Number of total employees and number of full time employees

Rx Staffing, Inc. is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of Shaun Jones, our sole officer and director, to set up our business operations.  Mr. Jones currently works for us on a part-time basis and expects to devote approximately 20 hours per week to our business.  Mr. Jones is prepared to dedicate additional time to our operations, as needed.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by this individual.  There are no other full- or part-time employees.

The healthcare professionals we plan to represent will be considered independent contractors.  We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

Reports to Security Holders

1.

After this offering, Rx Staffing, Inc. will furnish its shareholders with audited annual financial reports certified by RSI's independent accountants, and may, in RSI's discretion, furnish unaudited quarterly financial reports.

2.

After this offering, RSI will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3.

The public may read and copy any materials RSI files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site (http://www.sec.gov).

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Management's Discussion

Rx Staffing, Inc. was incorporated in the State of Nevada on December 6, 2004.  RSI is a startup and has not yet realized any revenues.  Our efforts have focused primarily on the development and implementation of our business plan.  No development related expenses have been or will be paid to affiliates of RSI.

In our initial operating period from inception to June 30, 2005, we generated no revenues and incurred $3,755 in operating expenses.  Since our incorporation, we have raised capital through private sales of our common equity.  In January 2005, we issued 10,000,000 shares of our common stock to Shaun Jones, the sole officer and director, in exchange for services performed valued at $10,000.

Generating sales in the next six to 12 months is important to support our planned ongoing operations.  However, we cannot guarantee that we will generate such growth.  If we do not generate sufficient cash flow to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our officer and director appears sufficient at this time.  We believe that our operations are currently on a small scale that is manageable by a single individual.  Our management's responsibilities are mainly administrative at this early stage.  While we believe that the addition of employees is not required over the next 12 months, the healthcare professionals we plan to represent will be considered independent contractors.  We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

Our management does not expect to incur research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

'We have not paid for expenses on behalf of our sole director.   Additionally, we believe that this fact shall not materially change.'.

Plan of Operation

'We seek to establish ourselves as a temporary healthcare staffing service company.   We plan to market our services to institutions, occupational and alternative site healthcare organizations.   We have not begun marketing our services and we have no agreements to provide our services to any such organization.   Additionally, we have not had any negotiations with hospitals or long-term care facilities.   In order to offer our proposed services, we intend to establish relationships with licensed healthcare professionals able and willing to work on a per diem basis.   At this time, we have no agreements with any individuals to so.'

RSI believes that the net proceeds of the minimum offering will be sufficient to satisfy the start-up and operating requirements for the next 12 months.  The table below illustrates the financing needs and anticipated sources of funds for the elements of RSI business plan that constitute top priorities.  Each material event or milestone listed in the table below will be required until revenues are generated.  These milestones are expected to be in place in the first six months after funding.

	Use of Proceeds Line Item	Minimum Offering	Maximum Offering

Establish an Internet presence	Website Development	$6,000	$18,000
Marketing and advertising	Marketing	$3,000	$12,000

Additional strategies that we may choose to implement in the first 12 months after commencing operations are dependent on our ability to raise more than the minimum from this offering.  Additional strategies RSI is exploring are:

1.

Enhancing the appearance of and further developing our website, www.rxstaffing.net, with additional content including graphics, information and interactive applications including additional service features throughout the first and second year of operations.

2.

Expanding promotion of our services to potential clients via brochures, mailings and print advertising in related industry publications.

We currently do not have any material contracts and or affiliations with third parties.

No alternative sources of funds are available to us in the event we do not raise adequate proceeds from this offering.  RSI believes that we can maintain our corporate existence for the next 12 months even without the proceeds of this offering.  However, in that case, RSI will not be able to commence planned principal operations.

Depending on the outcome of this offering, RSI foresees one of the following basic scenarios:

Plan 1: Minimum Offering.  If RSI raises only the minimum of $25,000 in this offering, then RSI believes it will be able to execute its business plan adequately and operate as a going concern.  RSI does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.  RSI believes that using a minimum of $6,000 for web site development will be satisfactory to establish and keep our website, www.rxstaffing.net, operational over the next 12 months.  The site is expected to be fully functional but will have limited graphic appearance and depth.  RSI's working capital as addressed in use of proceeds will be kept at a minimum of $5,000.

The minimum of $3,000 allocated for marketing will be focused on online advertising and increasing Internet exposure and traffic and brochures and mailings.  RSI has identified a handful of online advertising products offered by Microsoft bCentral that fit our allocated budget and support the business goals and objectives in the event only the minimum is raised in this offering.  Although a plan of operations has not been developed dedicating the funds to any specific software/service(s), some of the services the Company is considering are "Guaranteed Traffic Banner Advertising", "Site Optimization and Search Engine Submissions," and an "Online Business Listing," all of these products are offered by Microsoft bCentral.

Plan 2: 50% of the Maximum Offering.  In the event RSI raises $50,000, 50% of the maximum offering, RSI does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.  Also the management may move immediately to implement promotional mailing campaigns, engagement of public relations firms as management sees fit.  Management will use $8,000 of the $11,000 allocated for website development to further explore and implement additional online marketing efforts as well as print ads designed specifically for placement in industry and related publications.  The remaining $3,000 will be kept in reserve for unforeseen expenses and/or opportunities.  Management will also enhance the graphic appearance of the website.  Growth of the company should not be adversely impacted.  In the event sufficient sales are not generated in the first six to eight months, the company's growth could be slower than anticipated.

Plan 3: 75% of the Maximum Offering.  In the event RSI raises $75,000, 75% of the maximum offering, RSI does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.  Management will use $10,000 of the $14,000 allocated for website development to move immediately to implement promotional mailing campaigns, engagement a public relations firms and explore further widespread marketing efforts.  The remaining $4,000 will be kept in reserve for unforeseen expenses and/or opportunities.  Management will also use funds allocated for website development & maintenance to further develop the website.  This funding level should be more than sufficient to execute the business plan and growth strategy in full.  Our growth should not be adversely impacted at this level of funding.

Plan 4: Maximum Offering.  In the event RSI raises the maximum of $100,000, RSI does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.  Management will use $14,000 of the $18,000 allocated for website development to move immediately to implement promotional mailing campaigns, engagement of a public relations firm, and implementation of widespread marketing efforts individually as management sees fit.  The remaining $4,000 will be kept in reserve for unforeseen expenses and/or opportunities.  Management will also use funds allocated for website development & maintenance to fund the advanced technical features and improving the graphics on the website.  This funding level should be more than sufficient to fully execute our business plan and growth strategy.

Regardless of the ultimate outcome and subsequent plan to be implemented, we have budgeted for certain expenditures that we expect to remain constant.  We expect accounting and legal fees to be $2,950 for the full year 2005, which includes reviewed financial statements for quarterly reports and audited financial statements for the year ended December 31, 2005.  All statements are to be filed in applicable periodic reports with the SEC in accordance with Item 310 of Regulation S-B.  Legal and professional fees are expected to aggregate $1,500, and are expected to consist mainly of Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company.  All use of proceeds figures represent our management's best estimates and are not expected to vary significantly.  However, in the event we incur or expect to incur expenses materially outside of these estimates, we intend to file an amended registration statement, of which this prospectus is a part of, disclosing the changes and the reasons for any revisions.

Rx Staffing, Inc. designates the following as its priorities for the next six (6) to twelve (12) months:

* developing the operating base, including computer equipment and web site development; and

* commencing an advertising and marketing campaign aimed at potential employees and employers.

Two key objectives have been identified as critical success factors after successfully attaining the minimum offering proceeds in order for Rx Staffing to implement its planned business operations:

1.

Establishing an Internet presence:  We believe that developing a website is critical to reaching prospective temporary healthcare staff, as well as institutional customers.  Our proposed website at www.rxstaffing.net will be designed as a marketing mechanism to generate awareness of our brand and concept.

2.

Internet Marketing:  In the initial six months following this offering, RSI's promotional strategy will focus on creating website visibility.  We have identified the following services that we believe will support this objective:

* Utilize search engine placement and keyword submission optimization services to increase the visibility of the website to our target market and

* Utilize "Guaranteed Traffic Banner Advertising" to generate a specific number of visits to our website by individuals in our target market.

To maximize the sales potential of our website, RSI intends to utilize Internet search engine placement and submission strategies, guaranteed traffic driving services and a direct e-mail campaign designed to drive people directly to the website to learn more about the product and/or to make a purchase.  RSI does not expect to generate business opportunities from its website in the initial at least six months of the website becoming fully-operational.

Our ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important for our plan of operations.  However, we cannot guarantee that we will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to stay in business.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Description of Property

'Rx Staffing, Inc. uses office space at 1718 Fawn Court NW, Gig Harbor, WA 98332.   Mr. Shaun Jones, the sole director and shareholder, is providing the office space, located at Mr. Jones' primary residence, at no charge to RSI.   We believe that this arrangement is suitable given that our current operations are primarily administrative.   We also believe that we will not need to lease additional administrative offices for at least the next 12 months.   There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.'

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

In January 2005, Rx Staffing, Inc. issued 10,000,000 shares of $0.001 par value common stock to Shaun Jones, the sole officer and director, in exchange for services performed valued at $10,000.

RSI uses office space and services provided without charge by Shaun Jones, the sole director and shareholder.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.

As of the date of this prospectus,

1.

There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of RSI;

2.

There are currently 10,000,000 shares of our common stock held by our sole officer, director and employee that are eligible to be sold pursuant to Rule 144 under the Securities Act, none of which we have agreed to register for sale;

3.

In the future, all 10,000,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act.

4.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

'As of the date of this prospectus, Rx Staffing, Inc. has approximately 10,000,000 shares of $0.001 par value common stock issued and outstanding held by one shareholder of record.   RSI's Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.'

Dividends

Rx Staffing, Inc. has never declared or paid any cash dividends on its common stock.  For the foreseeable future, RSI intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including RSI's financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen-sation ($)

Shaun Jones	2005	-	-	-	-	-	-	-
President	2004	-	-	-	10,000	-	-	-

Directors' Compensation

Our director is not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our director for services he provides as a director of our company.

Employment Contracts And Officers' Compensation

Since our incorporation, we have not paid any compensation to our sole officer, director and employee.  We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as we are cash flow positive.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Financial Statements

Rx STAFFING, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JUNE 30, 2005

Rx STAFFING, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

JUNE 30, 2005

Page(s)

Report of Independent Registered Public Accounting Firm	1

Balance Sheet as of June 30, 2005	2

Statement of Operations for the six months ended June 30, 2005
with Cumulative Totals Since Inception	3

Statement of Changes in Stockholders' Equity for the six months
ended June 30, 2005 with Cumulative Totals Since Inception	4

Statements of Cash Flow for the six months ended June 30, 2005
with Cumulative Totals Since Inception	5

Notes to the Financial Statements	6-11

BAGELL, JOSEPHS & COMPANY, L.L.C.

Certified Public Accountants

High Ridge Commons

Suites 400-403

200 Haddonfield Berlin Road

Gibbsboro, New Jersey 08026

(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Rx Staffing, Inc.

Gig Harbor, WA

We have audited the accompanying balance sheet of Rx Staffing, Inc. (the "Company") as of June 30, 2005 and the related statements of operations, changes in stockholders' equity, and cash flows for the six months ended June 30, 2005 and the period of inception December 6, 2004 through June 30, 2005, with cumulative totals since the Company's inception, for the statements of operations, changes in stockholder's equity and cash flows.. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has raised certain issues that lead to substantial doubt about its ability to continue as a going concern. The Company has substantial operating deficits. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rx Staffing, Inc., a development stage company as of June 30, 2005 and the results of its operations, and cash flows for the six months then ended, and the cumulative totals since the Company's inception, in conformity with accounting principles generally accepted in the United States of America.

Bagell Josephs, Levine & Company, L.L.C.

BAGELL, JOSEPHS, LEVINE & COMPANY, LLC

Certified Public Accountants

Gibbsboro, New Jersey

August 23, 2005

F1

Rx STAFFING, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

JUNE 30, 2005

ASSET

Current Asset:
Cash and cash equivalents	$ 6,245

Total Current Asset	6,245

TOTAL ASSET	$ 6,245

LIABILITY AND STOCKHOLDERS' EQUITY

LIABILITY
Current Liability:
Accounts payable	$ -

Total Current Liability	-

STOCKHOLDERS' EQUITY
Common stock, $.001 par value; 100,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Deficit accumulated during the development stage	(3,755)

Total Stockholders' Equity	6,245

TOTAL LIABILITY AND STOCKHOLDERS' EQUITY	$ 6,245

The accompanying notes are an integral part of these financial statements.

F2

Rx STAFFING, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

	For the six	Cumulative totals
	months ended	December 6, 2004 (Inception)
	June 30, 2005	through June 30, 2005

OPERATING REVENUES
Sales	$-	$-

COST OF SALES	-	-

GROSS PROFIT (LOSS)	-	-

OPERATING EXPENSES
Professional fees	2,702	2,702
Outside services	879	879
General and administrative expenses	174	174
Total Operating Expenses	3,755	3,755

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(3,755)	(3,755)
Provision for income taxes	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(3,755)	$(3,755)

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING	10,000,000

NET INCOME (LOSS) PER COMMON SHARES OUTSTANDING	$(0.00)

The accompanying notes are an integral part of these financial statements.

F3

Rx STAFFING, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD DECEMBER 6, 2004 (INCEPTION) TO JUNE 30, 2005

				Deficit
				Accumulated
				During the
	Common Stock		Additional	Development
Description	Shares	Amount	Paid-in Capital	Stage	Total

Balance, December 6, 2004	-	$-	$-	$-	$-

Net loss for the period	-	-	-	-	-

Balance, December 31, 2004	-	-	-	-	-

Issuance of common stock for cash	10,000,000	10,000	-	-	10,000

Net loss for period	-	-	-	(3,755)	(3,755)

Balance, June 30, 2005	10,000,000	$10,000	$-	$(3,755)	$6,245

The accompanying notes are an integral part of these financial statements.

F4

Rx STAFFING, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOW

FOR THE SIX MONTHS ENDED JUNE 30, 2005

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

	For the six	Cumulative Totals
	months ended	December 6, 2004 (Inception)
	June 30, 2005	through June 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,755)	$(3,755)
Adjustments to reconcile net loss to net cash
used in operating activities

Changes in assets and liabilities

Total adjustments	-	-

Net cash (used in) operating activities	(3,755)	(3,755)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	10,000	10,000

Net cash provided by financing activities	10,000	10,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,245	6,245

CASH AND EQUIVALENTS -
BEGINNING OF PERIOD	-	-

CASH AND EQUIVALENTS - END OF PERIOD	$6,245	$6,245

SUPPLEMENTAL CASH FLOW INFORMATION:
During the period, cash was paid for the following:
Income Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these financial statements.

F5

Rx STAFFING, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2005

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Rx Staffing, Inc. (the "Company"), a development stage company, was incorporated in the State of Nevada on December 6, 2004. Rx Staffing, Inc., plans to become a full-service temporary personnel agency providing temporary medical staff to hospitals, clinics and nursing homes.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

F6

Rx STAFFING, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2005

Fair Value of Financial Instruments

The Company's financial instruments are all carried at amounts that approximate their estimated fair value as of June 30, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carry forwards generated by sustaining deficits during the development stage.

Recent Accounting Pronouncements

Share Based Payments

In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), "Share-Based Payment, "FAS 123R replaces FAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the "modified prospective" transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its' results and financial position.

F7

Rx STAFFING, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

Exchange of Non-Monetary Assets

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

Net (Loss) Per Share of Common Stock

The following table sets forth the computation of basic and diluted earnings per share:

Six Months Ended June 30, 2005

Net loss	$ (3,755)

Weighted average common shares
outstanding (Basic)	10,000,000

Options	-
Warrants	-

Weighted average common shares
outstanding (Diluted)	10,000,000

F8

Rx STAFFING, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net (Loss) Per Share of Common Stock (Continued)

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.

All dilutive securities were not included in the calculation of dilutive earnings per share because the effect would be anti-dilutive when the Company has incurred a loss from operations. The Company currently has no potentially dilutive securities outstanding.

Accounting for Stock-Based Compensation

Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and the Company adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure," an amendment of SFAS No. 123.

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. Fair value is measured as the value of the Company's common

F9

Rx STAFFING, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (Continued)

stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete.  The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

NOTE 3 - STOCKHOLDERS' EQUITY

On December 6, 2004 the Company was formed with one class of common stock, par value $.001. The Company authorized 100,000,000 shares of common stock.

On January 21, 2005, the Company issued 10,000,000 shares of stock to its director for cash of  $10,000.

NOTE 4 - GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred net losses for the period December 6, 2004 (Inception) through June 30, 2005. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales.  This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's service development efforts. Management's plans include marketing of their services and establishment of key management personnel to support the business plan. With the business plan being followed, Management believes along with working capital being raised that the operations and sales will make the Company a viable entity over the next twelve months.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

F10

Rx STAFFING, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2005

NOTE 5 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities.  Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At June 30, 2005 deferred tax assets consist of the following:

Deferred tax assets	$ 1,275
Less: valuation allowance	(1,275)
Net deferred tax assets	$ -0-

At June 30, 2005 the Company had accumulated deficits of $3,755 during the development stage to offset future taxable income.  The Company will establish valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

F11

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

RSI's Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  RSI indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at RSI's request as one of its officers or directors.  RSI may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of RSI's directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, RSI's best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  RSI has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$1,500
Transfer Agent, Printing and Engraving Costs	900
Accounting and Legal Fees	650
Total	$3,050

Recent Sales of Unregistered Securities.

In December 2004, we issued 10,000,000 shares of our common stock to Shaun Jones, our founding shareholder and the sole officer and director.  This sale of stock did not involve any public offering, general advertising or solicitation.  The shares were issued in exchange for services performed by the founding shareholder on our behalf in the amount of $10,000.  Mr. Jones received compensation in the form of common stock for performing services related to the formation and organization of our Company, including, but not limited to, designing and implementing a business plan and providing administrative office space for use by the Company; thus, these shares are considered to have been provided as founder's shares.  Additionally, the services are considered to have been donated, and have resultantly been expensed and recorded as a contribution to capital.  At the time of the issuances, Mr. Jones had fair access to and was in possession of all available material information about our company, as his is the sole officer and director of Rx Staffing, Inc.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation of Rx Staffing, Inc. filed on December 6, 2004.
b) Bylaws of Rx Staffing, Inc. adopted on December 10, 2004.

5.	Opinion on Legality
Attorney Opinion Letter.

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing.
b) Consent of Independent Auditor.

99.	Other Exhibits
a) Escrow Agreement.
b) Subscription Agreement

* Incorporated by reference herein filed as exhibits the Company's Form SB-2 Registration Statement filed on June 10, 2005

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1)

        To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration

        Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

A.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Washington on August 29, 2005.

Rx STAFFING, INC.
(Registrant)

By: /s/ Shaun Jones, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Shaun Jones	President, CEO and Director	August 29, 2005
Shaun Jones

/s/ Shaun Jones	Chief Financial Officer	August 29, 2005
Shaun Jones

/s/ Shaun Jones	Chief Accounting Officer	August 29, 2005
Shaun Jones